Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-31022, 333-100553, 333-141038, 333-163645 and 333-175010) and on Form S-3(Nos. 333-85279, 333-88097, 333-95841, 333-31268, 333-121088, 333-154309 and 333-175107) of Casella Waste Systems, Inc. and its subsidiaries of our report dated June 28, 2012, relating to our audits of the consolidated financial statements and the financial statement schedule as of and for the years ended April 30, 2012 and 2011 and the effectiveness of the Company’s internal control over financial reporting for the year ended April 30, 2012, which appears in this Annual Report on Form 10-K of Casella Waste Systems, Inc. and its subsidiaries for the year ended April 30, 2012, including the adjustments that were applied to the 2010 consolidated financial statements to retrospectively reflect discontinued operations.

/s/ McGladrey LLP

Boston, Massachusetts
June 28, 2012